Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 2 of Registration Statement (No. 333-211046) on Form S-3 of Cyclacel Pharmaceuticals, Inc. of our report dated March 29, 2016 relating to our audits of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Cyclacel Pharmaceuticals, Inc. for the year ended December 31, 2015.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RSM US LLP

New York, New York
June 3, 2016